As filed with the Securities and Exchange Commission on August 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-8185347 (I.R.S. Employer Identification No.)

One Penn Plaza, 35th Floor
New York, New York 10119
(212) 845-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Glenn P. Sblendorio
President and Chief Executive Officer
IVERIC bio, Inc.
One Penn Plaza, 35th Floor
New York, New York 10119
(212) 845-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Brian A. Johnson, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800 Fax: (212) 230-8888	Todd D.C. Anderman, Esq. Vice President, General Counsel & Corporate Secretary IVERIC bio, Inc. One Penn Plaza, 35th Floor New York, New York 10119 (212) 845-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☒ Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	8,649,453	$4.14	$35,808,735.40	$4,647.97

(1)
This registration statement relates to the resale by the selling stockholders named herein of up to 8,649,453 shares of the Registrant’s common stock issued by the Registrant to the selling stockholders in a private placement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also relates to an indeterminate number of additional shares of common stock to be issued as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the Registrant’s common stock as reported on the Nasdaq Global Select Market on July 31, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated August 6, 2020
PROSPECTUS
IVERIC bio, Inc.
8,649,453 Shares of Common Stock

This prospectus relates to resales of shares of common stock previously issued by IVERIC bio, Inc. to the selling stockholders identified in this prospectus on June 22, 2020, in a private placement.
We will not receive any proceeds from the sale of the shares.
The selling stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “ISEE.” On August 5, 2020, the closing sale price of our common stock on the Nasdaq Global Select Market was $4.41 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves significant risks. See the information contained in this prospectus under the heading “Risk Factors” beginning on page  6 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2020

We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.
Unless the context otherwise requires, references in this prospectus to “IVERIC,” “we,” “us,” and “our” refer to IVERIC bio, Inc. and its subsidiaries.

i

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus, and the information incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement was made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements in this prospectus and the information incorporated by reference herein include, among other things, statements about:
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the potential benefits of our business plan and strategy to develop our therapeutic and gene therapy product candidates and programs and pursue our collaborative gene therapy sponsored research programs;

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the actual and expected effects of the COVID-19 pandemic and related response measures on our business and operations, including the timing, costs, conduct and outcome of our research and development programs, and financial position;

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our expectations regarding the impact of results from GATHER1, our Phase 3 clinical trial evaluating Zimura for the treatment of geographic atrophy secondary to age-related macular degeneration on our business strategy, including our plans to pursue further development of Zimura and/or seek potential collaboration or outlicensing opportunities;

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the timing, costs, conduct and outcome of GATHER2, our recently commenced Phase 3 clinical trial evaluating Zimura for the treatment of geographic atrophy secondary to age-related macular degeneration, and expectations regarding the potential for Zimura to receive regulatory approval for the treatment of geographic atrophy secondary to age-related macular degeneration based on the clinical trial results we have received to date and future results from the GATHER2 clinical trial and any other trials we may conduct;

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the timing, costs, conduct and outcome of OPH2005, our ongoing clinical trial evaluating Zimura for the treatment of autosomal recessive Stargardt disease, including expectations regarding the recruitment of additional patients for this trial;

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our ability to establish and maintain arrangements and capabilities for the manufacture of our therapeutics and gene therapy product candidates, including scale up and validation of the manufacturing process for Zimura and securing the supply of Zimura drug product for our expected needs;

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our expectations related to our use of available cash;

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our estimates regarding expenses, future revenues, capital requirements and needs for, and ability to obtain, additional financing;

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our ability to consummate business development transactions, including potential collaboration or out-licensing opportunities for further development and potential commercialization of Zimura or in-license or other opportunities to acquire rights to additional product candidates or technologies to treat retinal diseases;

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the timing, costs, conduct and outcome of our ongoing and planned clinical trials, including statements regarding the timing of the initiation and completion of, and the receipt of results from, such clinical trials, the costs to conduct such clinical trials, and the impact of the results of such clinical trials on our business strategy;

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the timing, costs, conduct and outcome of our ongoing and planned research and preclinical development activities, including statements regarding the timing of the initiation and completion of, and the receipt of results from, such activities, the costs to conduct such activities, and the impact of the results of such activities on our business strategy;

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the potential advantages of our product candidates and other technologies that we are pursuing, including the advantages and limitations of inhibition of complement factor C5 and HtrA1, including our hypotheses regarding complement inhibition as a mechanism of action to treat geographic atrophy, and of gene therapy, including the use of minigenes;

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our estimates regarding the number of patients affected by the diseases our product candidates and development programs are intended to treat;

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the timing of and our ability to obtain marketing approval of our product candidates, and the ability of our product candidates to meet existing or future regulatory standards;

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our estimates regarding the potential market opportunity for our product candidates;

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our sales, marketing and distribution capabilities and strategy;

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the rate and degree of potential market acceptance and clinical utility of our product candidates, if approved;

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the potential receipt of revenues from future sales of our product candidates, if approved;

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our intellectual property position;

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the impact of existing and new governmental laws and regulations; and

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our competitive position.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make, particularly the factors set forth under the caption “Risk Factors” of this prospectus, the risk factors included in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings we make with the Securities and Exchange Commission, or the SEC, and in the other documents incorporated by reference in this prospectus for more information. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, licenses, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained.
You should read this prospectus, and the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

PROSPECTUS SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”
IVERIC bio, Inc.
Our Business
We are a science-driven biopharmaceutical company focused on the discovery and development of novel treatment options for retinal diseases with significant unmet medical needs. We are currently developing both therapeutic product candidates for age-related retinal diseases and gene therapy product candidates for orphan inherited retinal diseases, or IRDs.
Our therapeutics portfolio consists of our clinical stage product candidate Zimura® (avacincaptad pegol), a complement C5 inhibitor, and IC-500, our preclinical product candidate from our High temperature requirement A serine peptidase 1 protein, or HtrA1, inhibitors program. We are currently targeting the following diseases with Zimura:
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geographic atrophy, or GA, which is the advanced stage of age-related macular degeneration, or AMD, and is characterized by marked thinning or atrophy of retinal tissue, leading to irreversible loss of vision; and

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autosomal recessive Stargardt disease, or STGD1, which is characterized by progressive damage to the central portion of the retina, or the macula, and other retinal tissue of young adults, leading to loss of vision.

We are developing IC-500 for GA and potentially other age-related retinal diseases.
Our gene therapy portfolio consists of two product candidates in preclinical development and several ongoing collaborative sponsored research programs, each of which uses adeno-associated virus, or AAV, for gene delivery. These AAV mediated gene therapy programs are targeting the following orphan IRDs:
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rhodopsin-mediated autosomal dominant retinitis pigmentosa, or RHO-adRP, which is characterized by progressive and severe bilateral loss of vision leading to blindness;

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IRDs associated with mutations in the BEST1 gene, including Best vitelliform macular dystrophy, or Best disease, which is generally characterized by bilateral egg yolk-like lesions in the macula, which, over time, progress to atrophy and loss of vision;

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Leber Congenital Amaurosis type 10, which is characterized by severe bilateral loss of vision at or soon after birth;

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autosomal recessive Stargardt disease; and

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IRDs associated with mutations in the USH2A gene, which include Usher syndrome type 2A, and USH2A-associated non-syndromic autosomal recessive retinitis pigmentosa.

Our lead gene therapy product candidate is IC-100, which we are developing for the treatment of RHO-adRP. We are also developing IC-200, our gene therapy product candidate for the treatment of IRDs associated with mutations in the BEST1 gene.
Private Placement
On June 17, 2020, we entered into a stock purchase agreement with the selling stockholders, whereby, on June 22, 2020, we issued and sold to the selling stockholders 8,649,453 shares of our common stock at a price of $4.10 per share, for gross proceeds of approximately $34.5 million, in a private placement pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act. For a detailed description of the transactions contemplated by the stock purchase agreement with the selling stockholders and the securities issued pursuant thereto, see the section captioned “Selling Stockholders” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the stock purchase agreement to provide for the resale by the selling stockholders of the shares of common stock offered hereby.
Company Information
We were incorporated under the laws of the State of Delaware on January 5, 2007 under the name Ophthotech Corporation. On April 15, 2019, we filed a certificate of amendment to our restated certificate of incorporation to change our corporate name from “Ophthotech Corporation” to “IVERIC bio, Inc.” Our principal executive offices are located at One Penn Plaza, 35th Floor, New York, NY 10119, and our telephone number is (212) 845-8200. Our website address is www.ivericbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering
Common Stock offered by selling stockholders
8,649,453 shares.
Use of proceeds
IVERIC will not receive any proceeds from the sale of shares in this offering.
Risk Factors
You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.
Nasdaq Global Select Market symbol
“ISEE”

RISK FACTORS
Investing in our common stock involves significant risk. You should consider carefully the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares by the selling stockholders.
The selling stockholders will pay any underwriting discounts, commissions, fees and expenses incurred by the selling stockholders for underwriter, dealer manager, brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares, including, without limitation, stock transfer taxes and fees and disbursements of counsel for the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS
This prospectus relates to the resale of shares of our common stock held by the selling stockholders listed in the table below. On June 17, 2020, we entered into a stock purchase agreement, or the Stock Purchase Agreement, with the selling stockholders, pursuant to which we issued to the selling stockholders 8,649,453 shares of our common stock at a price of $4.10 per share, for gross proceeds of approximately $34.5 million, in a private placement pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act, which we refer to as the Private Placement. The Private Placement closed on June 22, 2020.
Under the Stock Purchase Agreement, we agreed to use commercially reasonable efforts to file the registration statement of which this prospectus constitutes a part with the SEC for the purposes of registering for resale the shares of our common stock issued to the selling stockholders pursuant to the Stock Purchase Agreement, and to maintain the effectiveness of such registration statement for a period up to the earlier of (i) one year from the date of the Stock Purchase Agreement and (ii) the date that all shares of common stock covered by the registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act.
The following table sets forth, to our knowledge, certain information about the selling stockholders as of August 4, 2020.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.
	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering(1)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Samsara BioCapital, L.P.	3,370,478(2)	3.8%	2,682,926	687,552	*%
Vivo Capital Fund IX, L.P.	1,088,479(3)	1.2%	1,088,479	0	—%
Vivo Opportunity Fund, L.P.	4,878,048(4)	5.5%	4,878,048	0	—%

*
Less than 1%.

(1)
We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders and that the number of shares otherwise held by the selling stockholders and not covered by this prospectus remains the same after completion of the offering.

(2)
Consists of 687,552 shares of common stock purchased by the selling stockholder in the open market, and 2,682,926 shares of common stock issued to the selling stockholder pursuant to the Stock Purchase Agreement and registered hereby. Samsara BioCapital GP, LLC is the general partner of Samsara BioCapital, L.P. Dr. Srinivas Akkaraju, M.D, Ph.D. is the managing member of Samsara BioCapital GP, LLC, and Dr. Srinivas Akkaraju, M.D., Ph.D. may be deemed to have shared voting and investment power over the securities held by Samsara BioCapital, L.P. Dr. Srinivas Akkaraju, M.D., Ph.D. disclaims beneficial ownership over such securities, except to the extent of his pecuniary interest therein. The address of the selling stockholder is 628 Middlefield Road, Palo Alto, California 94301.

(3)
Consists of 1,088,479 shares of common stock issued to the selling stockholder pursuant to the Stock Purchase Agreement and registered hereby. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. and may be deemed to have voting and investment power over the securities held by Vivo Capital Fund IX, L.P. and as a result may be deemed to have beneficial ownership over such securities. The voting members of Vivo Capital IX, LLC are Frank Kung, Edgar Engleman, Albert Cha, Shan Fu and Chen Yu, none of whom has individual voting or investment power over the securities held by Vivo Capital Fund IX, L.P. and each of whom disclaims beneficial ownership over such securities. The address of the selling stockholder is c/o Vivo Capital LLC, 192 Lytton Avenue, Palo Alto, California 94301.

(4)
Consists of 4,878,048 shares of common stock issued to the selling stockholder pursuant to the Stock Purchase Agreement and registered hereby. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. and may be deemed to have voting and investment power over the securities held by Vivo Opportunity Fund, L.P. and as a result may be deemed to have beneficial ownership over such securities. The voting members of Vivo Opportunity, LLC are Albert Cha, Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang, none of whom has individual voting or investment power over the securities held by Vivo Opportunity Fund, L.P. and each of whom disclaims beneficial ownership over such securities. The address of the selling stockholder is c/o Vivo Capital LLC, 192 Lytton Avenue, Palo Alto, CA 94301.

Relationships with Selling Stockholders
None of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years.
Under the Stock Purchase Agreement, we will indemnify each selling stockholder and certain related persons against any losses, claims, damages or liabilities to which such indemnified parties may become subject arising out of or based upon (a) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in the registration statement, this prospectus, or any amendment or supplement thereof, (b) any violation by us or our agents of any rule or regulation promulgated under the Securities Act applicable to us or our agents and relating to action or inaction required of us in connection with the registration of the shares of our common stock included in the registration statement, or (c) any failure to register or qualify the shares of our common stock included in the registration statement in any state where we or our agents has affirmatively undertaken or agreed in writing that we will undertake such registration or qualification on a selling stockholder’s behalf, and will reimburse such selling stockholder and certain related persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending such losses, claims, damages or liabilities, except to the extent that such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by a selling stockholder or any controlling person of such selling stockholder in writing specifically for use in the registration statement or this prospectus, (ii) the use by a selling stockholder of an outdated or defective prospectus after we have notified such selling stockholder in writing that such prospectus is outdated or defective, (iii) a selling stockholder’s failure to send or give a copy of this prospectus or any supplement thereof, if required, to the persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of shares of our common stock included in the registration statement, or (iv) the disposition of any shares of our common stock included in the registration statement pursuant to the registration statement or this prospectus following delivery of notice by us that dispositions under the registration statement must be discontinued following the discovery of, or the happening of an event as a result of which, this prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and prior to being advised by us that such dispositions may again be made.
In addition, subject to the terms of the Stock Purchase Agreement, each selling stockholder will indemnify us and certain related persons against any losses, claims, damages, liabilities and expenses to which such indemnified parties may become subject by reason of any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement, this prospectus, or any amendment or supplement thereof or necessary to make the statements in any of the foregoing not misleading, to the extent that such untrue statement or omission is contained in any information furnished in writing by such selling stockholder to us specifically for inclusion in the registration statement, this prospectus, or any amendment or supplement thereof.
The foregoing description of the Stock Purchase Agreement is a summary only and is qualified in its entirety by reference to the terms of the Stock Purchase Agreement included as Exhibit 10.1 hereto.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our bylaws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 200,000,000 shares of our common stock, $0.001 par value per share, and 5,000,000 shares of our preferred stock, $0.001 par value per share. As of August 4, 2020, we had issued and outstanding 89,502,904 shares of our common stock, and no shares of preferred stock were outstanding.
Common Stock
Annual Meeting.   Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by only the board of directors, the Chairman of the board of directors or the Chief Executive Officer. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all elections of directors shall be decided by a plurality of the votes cast by the stockholders entitled to vote on the election, and all other questions shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter at a duly held meeting of stockholders at which a quorum is present.
Voting Rights.   Each holder of common stock is entitled to one vote for each share held of record on all matters to be voted upon by stockholders.
Dividends.   Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the common stock out of legally available assets or funds when and as declared by the board of directors.
Liquidation and Dissolution.   Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation or dissolution, our net assets will be distributed pro rata to the holders of our common stock.
Other Rights.   Holders of our common stock have no right to:
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convert the stock into any other security;

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have the stock redeemed;

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purchase additional stock from us; or

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maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of our common stock are not required to make additional capital contributions.
Transfer Agent and Registrar.   Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.
Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. Currently, we have no shares of preferred stock outstanding.
Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Select Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.
Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects
Staggered Board; Removal of Directors.   Our certificate of incorporation and our bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Furthermore, our certificate of incorporation provides that the authorized number of directors may be changed only by the resolution of our board of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our board of directors, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.
Super-Majority Voting.   The General Corporation Law of the State of Delaware, which we refer to as the DGCL, provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.
Delaware Business Combination Statute.   Section 203 of the DGCL is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:
•
a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder; and

•
any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.
The prohibition against these transactions does not apply if:
•
prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

•
the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Directors’ Liability
Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
•
for any breach of the director’s duty of loyalty to us or our stockholders;

•
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•
for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
Our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to each of our directors and officers in connection with legal proceedings arising out of his or her service as one of our directors or officers, as applicable, subject to very limited exceptions.
We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer, as applicable, for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers, as applicable.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

PLAN OF DISTRIBUTION
The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges in any market or trading facility on which the shares are traded, or in the over-the-counter market or otherwise, at fixed prices, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the Nasdaq Global Stock Market;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
in privately negotiated transactions;

•
“at the market” or through market makers or into an existing market for the shares;

•
through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part; and

•
any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge or grant a security interest in shares to a broker-dealer, other financial institution or other person, and, upon a default such pledgee or secured parties may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer or underwriter that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the shares in respect of which this prospectus is delivered, we and the applicable selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in a prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In order to facilitate the offering of the shares, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, the shares in the open market. Finally, in any offering of the shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. For additional information, see the section entitled “Selling Stockholders” on Page 8 of this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective for a period up to the earlier of (i) one year from the date of the Stock Purchase Agreement and (ii) the date that all shares of common stock covered by such registration statement have been sold or could be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act.

LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to you on the SEC’s Internet site at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ivericbio.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s Internet site.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or portions of those documents deemed furnished and not filed) after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.
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Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the information specifically incorporated by reference into such Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders, filed on April 28, 2020;

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Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020;

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Current Reports on Form 8-K filed on January 13, 2020 (excluding Item 2.02), March 18, 2020, June 10, 2020, June 15, 2020, June 17, 2020, June 19, 2020 and July 17, 2020;

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The description of our common stock contained in our Registration Statement on Form 8-A filed on September 20, 2013, including any amendments or reports filed for the purpose of updating such description; and

•
Any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Investor Relations
IVERIC bio, Inc.
One Penn Plaza, 35th Floor
New York, New York 10119
(212) 845-8200
You may also access these documents by visiting the “Investor Relations” page on our website at www.ivericbio.com.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by IVERIC (except any underwriting discounts, commissions, fees and expenses incurred by the selling stockholders for brokerage, dealer manager, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.
Amount
SEC registration fee	$4,647.97
Accounting fees and expenses	12,500
Legal fees and expenses	50,000
Miscellaneous fees and expenses	15,000
Total expenses	$82,147.97
Item 15.   Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.
The Registrant’s certificate of incorporation provides that it will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, the Registrant’s director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
The Registrant’s certificate of incorporation also provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Indemnitee is or was, or has agreed to become, the Registrant’s director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the Registrant does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.
The Registrant has entered into indemnification agreements with its directors and executive officers. In general, these agreements provide that the Registrant will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of the Registrant or in connection with their service at the Registrant’s request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.
The Registrant maintains a general liability insurance policy which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.   Exhibits
Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-190643))
4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 16, 2019)
4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-190643))
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
10.1	Stock Purchase Agreement, dated as of June 17, 2020, by and among the Registrant and certain purchasers named therein (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on June 19, 2020)
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to the Registration Statement)
Item 17.   Undertakings.
Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2)
That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Item 512(b) of Regulation S-K.   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Item 512(h) of Regulation S-K.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 6, 2020.
IVERIC bio, Inc.
By:
/s/ Glenn P. Sblendorio

Glenn P. Sblendorio
President and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of IVERIC bio, Inc., hereby severally constitute and appoint Glenn P. Sblendorio, David F. Carroll and Todd D.C. Anderman and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post- effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable IVERIC bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Glenn P. Sblendorio Glenn P. Sblendorio	President, Chief Executive Officer and Director (principal executive officer)	August 6, 2020
/s/ David F. Carroll David F. Carroll	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	August 6, 2020
/s/ David R. Guyer David R. Guyer, M.D.	Executive Chairman of the Board of Directors	August 6, 2020
/s/ Mark S. Blumenkranz Mark S. Blumenkranz	Director	August 6, 2020
/s/ Axel Bolte Axel Bolte	Director	August 6, 2020
/s/ Adrienne L. Graves Adrienne L. Graves, Ph.D.	Director	August 6, 2020
/s/ Jane P. Henderson Jane P. Henderson	Director	August 6, 2020
/s/ Calvin W. Roberts Calvin W. Roberts, M.D.	Director	August 6, 2020